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                              EMPLOYMENT AGREEMENT


         This Agreement is made as of the 7th day of April, 2000 between Axxess Technologies, Inc., a Delaware corporation (the "Company") and Stephen W. Miller (the "Employee").

                                   BACKGROUND

         The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       Definitions.

         For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires (other terms are defined elsewhere in this Agreement):

         (a) "Affiliated Company" means any incorporated entity which the Parent Company, directly or indirectly, owns at least 50% of the then outstanding securities entitled to vote generally in an election of such company's directors, or any unincorporated entity of which the Parent Company, directly or indirectly, owns at least 50% of the profits or capital interests.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Cause" means, except to the extent specified otherwise by the Board, that the Employee has: (i) breached any material provision of this Agreement or willfully failed to follow the reasonable directions of the Board and does not remedy such breach or cure such failure within 30 days after receiving written notice specifying the details thereof; (ii) engaged in fraud, embezzlement or theft, or committed a felony, been proven dishonest in the course of his employment or service or to have deliberately caused injury to the Company, the Parent Company or any Affiliated Company; or (iii) disclosed any material Confidential Information in violation of Section 8.


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         (d) "Company" for purposes of Sections 7, 8, 9 and 10 of this Agreement shall be deemed to mean Axxess Technologies, Inc. its Parent Company and all Affiliated Companies and to the extent that any of the provisions thereof impose any obligations on the Parent Company or any Affiliated Company that is not a party hereto, Axxess Technologies shall use its best efforts to cause the Parent Company or Affiliated Company with such obligations.

         (e) "Compensation Committee" means the Compensation Committee of the Board of Directors of the Parent Company.

         (f) "Constructive Termination Without Cause" means a termination of the Employee's employment by the Employee following the occurrence, without his prior written consent, of one or more of the following events: (1) a reduction in the Employee's Salary or a material change in the bonus arrangements described in Section 4 that is adverse to the Employee; (2) a significant diminution in the Employee's duties, responsibilities, titles or position, including the failure to maintain his status as a member of the Board, or the assignment to Employee of duties and responsibilities inconsistent with the title or positions held by the Employee on the date of this Agreement; (3) the required geographical relocation of the Employee out of the greater Tempe, Arizona area; (4) the failure of the Company to obtain the unconditional assumption, in writing or by operation of law, of the Company's obligation to the Employee under this Agreement by any successor prior to or at the time of a reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction. A Constructive Termination Without Cause will not take effect unless: (1) the Employee has delivered written notice to the Board within 60 days after acquiring knowledge of one of the events described in this paragraph (f) that provides a basis for Constructive Termination Without Cause, stating which one of these events has occurred; and (2) within 30 days after receipt of such notice the Company has not remedied such event and provided the Employee with written notice of such remedy. The failure of the Employee to effect a Constructive Termination Without Cause as to any one event described in this paragraph (f) shall not affect the Employee's right to effect a Constructive Termination Without Cause as to any other such event.

         (g) "Disabled" means that the Employee becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         (h) "Parent Company" means SunSource, Inc., a Delaware Corporation, and any successor thereto.

2.       Employment.

         The Company hereby agrees to continue to employ the Employee, and the Employee hereby accepts continued employment by the Company, upon the terms and conditions set forth in this Agreement. During the term of employment under this Agreement (the "Employment Term"), the Employee shall be the President and Chief Executive Officer of the Company and shall perform such duties as are customarily performed by the most senior executive officer of a corporation, subject to the supervision and control of the Board. The Employee shall also be a member of the Board during the Employment Term. The Employee shall devote his entire working time and attention to the performance of his duties hereunder.


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3.       Term.

         Unless otherwise terminated in accordance with Sections 5 or 6, the Employment Term shall be a term of three years from the date of this Agreement (the "Term").

4.       Compensation for Employment.

         (a) The initial basic annual rate of compensation of the Employee for his employment services to the Company shall be $324,000 and such basic annual rate of compensation shall be increased to $350,000, effective January 1, 2000 (the "Salary"). The Employee's Salary shall be subject to annual review by the Board and may be increased, as determined by the Board, effective January 1, 2001 and each January 1 thereafter during the Employment Term. Nothing herein shall preclude the Board from increasing the Employee's Salary at any other time during the Employment Term. The Employee's Salary shall be paid in accordance with the Company's payroll payment schedule in effect from time to time.

         (b) In addition to the Salary, during the Employment Term, the Company shall pay to the Employee a bonus (the "Bonus") for the fiscal year that will end December 31, 1999 and for each fiscal year thereafter during the Employment Term (each such year is referred to herein as a "Bonus Year"). The Bonus for each Bonus Year after shall be a percentage of the Salary in effect for the Bonus Year as referenced in Appendix 1 hereto and shall be payable if the Employee meets the specific financial and non-financial goals that the Compensation Committee shall have specified for the Employee for that Bonus Year, in accordance with the annual incentive plan for executives of the Parent Company and Affiliated Companies. The Board or the Compensation Committee may award the Employee such additional bonus amounts as it from time to time may deem appropriate.

         (c) The Employee shall be awarded each fiscal year pursuant to the Parent Company's Equity Compensation Plan, stock options to purchase 25,000 shares of common stock of the Parent Company at fair market value as of the date of grant, which stock options shall become exercisable in accordance with Appendix 2 and otherwise shall be subject to the terms and conditions of the Equity Compensation Plan.

         (d) The Company shall provide the Employee with the same fringe benefits during the Employment Term that are provided generally to other senior executives of the Affiliated Companies.

5.       Termination Without Compensation.

         (a) If the Employee becomes Disabled, the Company may terminate the Employee's employment, and the Company thereafter shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive any unpaid Salary and fringe benefits that have accrued through the date of termination and to which the Employee has become

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entitled under the terms of the applicable plan or policy, including any benefits that he may be entitled to receive under any then existing disability benefits plans of the Company applicable to the Employee. In the event of any dispute as to whether the Employee is Disabled, the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company. The determination of such physician shall be final and binding on the parties.

         (b) If the Employee dies, his employment shall terminate, and thereafter the Company shall have no further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and fringe benefits that have accrued through the date of termination and to which the Employee has become entitled under the terms of the applicable plan or policy, including any benefits payable under any then existing life insurance or death benefit plans of the Company covering the Employee.

         (c) If the Employee voluntary terminates his employment with the Company for reasons other than a Constrictive Termination Without Cause or if the Company terminates his employment for Cause, the Company shall have no further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and fringe benefits that have accrued through the date of termination and to which the Employee has become entitled under the terms of the applicable plan or policy, net of any liabilities that the Employee may have to the Company, the Parent Company or any Affiliated Company.

6.       Termination With Compensation.

         (a) If the Company terminates the Employee's employment without Cause, or if the Employee terminates his employment under circumstances constituting a Constructive Termination Without Cause, the Company shall (i) continue to pay the Employee the Salary he was receiving at the time of the termination and provide the Employee with applicable fringe benefits for the remainder of the Employment Term, (ii) pay the Employee a proportionate amount of any Bonus that would have been due to the Employee if he were employed for the full Bonus Year during which his employment was terminated (a "Proportionate Bonus"), at the same time it generally pays bonuses, and (iii) have no further liability or obligation to the Employee hereunder.

         (b) The Employee shall not be entitled to any compensation under any part of this Section 6 unless the Employee executes and delivers to the Company after a notice of termination a general release in a form prescribed by the Company. The parties hereto acknowledge that the payments to be provided under this Section 6 are to be provided in consideration for the above- specified release.

7.       Inventions, Designs and Product Developments.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the

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actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall reimburse the Employee for all reasonable expenses incurred by him in complying with the provisions of this Section.

8.       Confidential Information.

         (a) The Employee will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose or required to disclose in connection with legal or administrative proceedings, is referred to collectively as "Confidential Information." During or after the Employment Term, except in connection with the performance of his duties under this Agreement, the Employee shall not (i) use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of Company or (iii) treat Confidential Information other than in a confidential manner.

         (b) All Confidential Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Confidential Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Confidential Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the termination of his employment with the Company.

9.       Agreement Not to Compete

         During the Restricted Period (defined below), the Employee shall not, at any time within the Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of himself or others in, any firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or

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otherwise) that engages within the Territory in any of the business activities in which the Company shall have been engaged at any time during the one year prior to the termination of the Employee's employment (the "Restricted Business"); provided, however, that nothing contained herein shall prevent or prohibit the Employee from owning of record or beneficially up to 1% of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, the Employee shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means the period during which the Company shall be required to pay the Salary to the Employee, whether under Section 4 or Section 6, plus an additional one year after the end of such payments, except that the Restricted Period shall only include such additional one year if the Employee's employment shall have been terminated by the Company for Cause or by the Employee's voluntary termination under circumstances that do not constitute a Constructive Termination Without Cause. The "Territory" means any part of North America in which the Company engages in the Restricted Business during the Restricted Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The Employee acknowledges, however, that this Section 9 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

10.      Remedies.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 or 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without having to prove actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.      General.

         (a) Governing Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         (b) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.


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         (c) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

                  TO EMPLOYEE:

                  At the Employee's residence as provided from time to time by the Employee to the Company for tax reporting purposes.

                  TO THE COMPANY:

                  Axxess Technologies, Inc.
                  9185 South Farmer Avenue
                  Tempe,  AZ  85284

                  WITH A COPY TO:

                  SunSource, Inc.
                  3000 One Logan Square
                  Philadelphia,   PA  19103

         (d) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements or understandings of the parties regarding these matters, including any prior agreement between the Employee and the Company, the Parent Company or any Affiliated Company. Any such prior agreement is hereby terminated as of the date hereof. This Agreement may not be modified or amended in any way except in a writing signed by the parties hereto.

         (e) Duration. Notwithstanding the termination of the Employee's employment with the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (f) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. Any waiver must be in writing and signed by the party granting the waiver.

         (g) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (h) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references

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to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

         (j) The Employee shall have no duty to mitigate damages by seeking other employment or other compensation in the event of the termination of the Employment Term, and any payments

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due the Employee hereunder shall not be offset in respect of any amount except as expressly provided in this Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.


                                  Axxess Technologies, Inc.


                                  By: /s/ Joseph M. Corvino
                                      -------------------------------------
                                        Name: Joseph M. Corvino
                                        Title: Vice President & Secretary


                                      /s/ Stephen W. Miller
                                      -------------------------------------
                                      Stephen W. Miller





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                                   Appendix 1

                            Axxess Technologies, Inc.



  Financial Performance                            Bonus, % of Salary(1)
  ---------------------                            ------------------

      Minimum (-15%)                                       0%
          Target                                           47%
       Maximum +15%                                        70%



Discretionary Performance                          Bonus, % of Salary

           Poor                                            0%
           Fair                                            10%
           Good                                            15%
       Outstanding                                         20%




1. Actual bonus amounts calculated with the bonus range using straight-line interpolation.


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                                   Appendix 2

                         Stock Option Vesting Schedule

Performance Targets                               Vesting
-------------------                               -------
Maximum Performance                                3 Yrs.
Middle Performance                                 4 Yrs.
Minimum Performance                                5 Yrs.
Less than Minimum Performance                      9 Yrs.







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